Exhibit 10.30

CHANGE IN TERMS AGREEMENT

Principal $5,055,421.29	Loan Date 11-09-2007	Maturity 12-01-2017	Loan No 75101054	Call / Coll CLS 52 / 810	Account 600714	Officer 230	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing " * * * " has been omitted due to text length limitations

Borrower:	EACO CORPORATION	Lender:	COMMUNITY BANK
	1500 N. LAKEVIEW AVENUE		REAL ESTATE GROUP
	ANAHEIM, CA 92807		790 EAST COLORADO BOULEVARD
PASADENA, CA 91101
(800) 788-9999

Principal Amount: $5,055,421.29	Date of Agreement: November 12, 2013

DESCRIPTION OF EXISTING INDEBTEDNESS.

A loan to Borrower evidenced by a Promissory Note dated November 9, 2007 ("Note")

DESCRIPTION OF COLLATERAL.

A lien on real property as described in a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated November 9, 2007 and recorded on November 29, 2007, in the Official Records of Los Angeles County as instrument No, 20072624124 ("Deed of Trust")

DESCRIPTION OF CHANGE IN TERMS.

EFFECTIVE AS OF OCTOBER 1, 2013 ("Effective Date"):

MODIFICATION OF NOTE. The Note is hereby modified and amended as follows:

1)	The interest rate is hereby changed from a Fixed Rate of 6,00% to a Fixed Rate of 3.75%.
2)	The paragraph entitled "PAYMENT" is hereby deleted in its entirety and replaced with the following:

PAYMENT. Borrower will pay this loan in 49 regular payments of $26,627.39 each and one irregular last payment estimated at $4,508.813.85. Borrower’s first payment is due November 1, 2013, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on December 1, 2017, and will be for all principal and all accrued interest not yet paid.

3)	The paragraph entitled "PREPAYMENT FEE; MINIMUM INTEREST CHARGE" is hereby deleted in its entirety end replaced with the following:

PREPAYMENT FEE; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default, except as otherwise required by law. Upon prepayment of this Note, Lender is entitled to the following prepayment fee: Three Percent (3.0%) of the principal balance prepaid, if such prepayment occurs prior to the first anniversary date of the Effective Date of this Agreement; two percent (2.0%) of the principal balance prepaid, if such prepayment occurs on or after the first anniversary date of the Effective Date of this Agreement and before the second anniversary date of the Effective Date of this Agreement and one percent (1.0%) of the principal balance prepaid, if such prepayment occurs on or after the second anniversary date of the Effective Date of this Agreement but prior to the third anniversary date of the Effective Date of this Agreement. From and after the third anniversary date of the Effective Date of this Agreement, there will be no prepayment fee. Notwithstanding anything to the contrary contained herein, no prepayment fee shall be due if the amount prepaid is less than $1,000 in excess of the amount of the regularly scheduled payment then due under the Note. Other than Borrower's obligation to pay any minimum interest charge and prepayment fee, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not unless agreed to by Lender in writing relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lenders rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. Ali written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes payment in full of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: COMMUNITY BANK, 790 E. Colorado Blvd., Pasadena, CA 91101.

4)	The paragraph entitled "INTEREST RATE REDUCTION" is hereby deleted in its entirety and replaced with the following:

PRIMARY BANKING RELATIONSHIP. Borrower and Lender acknowledge and agree that Borrower now maintains or will maintain its primary banking relationship, including its primary deposit account relationship (’'Primary Banking Relationship"), with Lender. In the event Borrower ceases to maintain its Primary Banking Relationship with Lender (as determined by Lender in its sole discretion), the interest rate set forth in this Note shall be increased by one percent (1.00%), at Lender’s option, following a five (5) day written notice to the Borrower. The payments due after such notice is given to Borrower shall be recalculated in an amount, necessary to amortize the principal balance for the remaining term of the loan.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligations), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligations). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation is), including accommodation parties, unless a party is expressly released by Lender in writing, Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions

Loan No: 75101054	CHANGE IN TERMS AGREEMENT (Continued)	Page 2

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

EACO COPORATION

By:	/s/ GLEN F. CEILEY
GLEN F. CEILEY, CEO/SECRETARY of EACO CORPORATION